As filed with the Securities and Exchange Commission on May 27, 2011

Registration No. 333-156619

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	39-1715850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 Louisiana

Suite 3300

Houston, TX 77002

(713) 821-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Kaitson

1100 Louisiana, Suite 3300

Houston, Texas 77002

(713) 821-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura J. McMahon

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

(713) 651-5151

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to Enbridge Energy Partners, L.P.’s Registration Statement (No. 333-156619) on Form S-3 previously filed on January 8, 2009 (the “Registration Statement”) is for the purpose of de-registering those Class A Common Units remaining unsold under such Registration Statement pursuant to the Distribution Agreement (defined below). On June 9, 2010, we filed a prospectus supplement under the Registration Statement to register $150,000,000 of our Class A Common Units to be sold pursuant to an equity distribution agreement dated June 9, 2010, attached as Exhibit 1.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2010 (the “Distribution Agreement”), between us and UBS Securities LLC, as sales agent. Pursuant to the Registration Statement and the Distribution Agreement, during the period from June 9, 2010 through May 25, 2011, we sold 2,118,025 Class A Common Units (representing 4,236,050 units after giving effect to a two-for-one split of our Class A Common Units that became effective on April 21, 2011) for aggregate gross proceeds of $124,823,026.47. Pursuant to this Post-Effective Amendment, we are de-registering the remaining aggregate $25,176,973.53 of Class A Common Units (the “Unsold Units”) that were registered for issuance pursuant to the Distribution Agreement and that remain unsold as of the date hereof and removing the Unsold Units from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to its Registration Statement (No. 333-156619) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on May 27, 2011.

ENBRIDGE ENERGY PARTNERS, L.P.

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C. as delegate of Enbridge Energy Company, Inc., its general partner

By:	/s/ Mark A. Maki
Mark A. Maki President and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title (of Enbridge Energy Management, L.L.C.)	Date

/s/ Mark A. Maki Mark A. Maki	President and Director (Principal Executive Officer)	May 27, 2011

/s/ Stephen J. Neyland Stephen J. Neyland	Vice President—Finance (Principal Financial Officer)	May 27, 2011

/s/ William M. Ramos William M. Ramos	Controller (Principal Accounting Officer)	May 27, 2011

* Terrance L. McGill	Director	May 27, 2011

* Al Monaco	Director	May 27, 2011

* Jeffrey A. Connelly	Director	May 27, 2011

* Martha O. Hesse	Director	May 27, 2011

* Stephen J. Wuori	Director	May 27, 2011

* J. Herbert England	Director	May 27, 2011

* Dan A. Westbrook	Director	May 27, 2011

*By:	/s/ Bruce A. Stevenson
Bruce A. Stevenson, Attorney-in-Fact